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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-33446, 333-30554, 333-95109, 333-64085, 333-64087 and 333-95553) of Christopher & Banks Corporation of our report dated March 27, 2002 relating to the financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
May 24, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS